UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2024

Gain Therapeutics, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On October 7, 2024, Gain Therapeutics, Inc. (the “Company”) issued a press release announcing preclinical data of its product candidate GT-02287. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01.	Other Events.

On October 7, 2024, the Company announced the presentation of preclinical data for the Company’s product candidate, GT-02287, in preclinical animal models of both GBA-1 and idiopathic Parkinson’s disease. In animal models of GBA-1 and idiopathic Parkinson’s disease (PD), rescue of motor and cognitive function associated with administration of GT-02287 was observed to be persistent upon wash out of GT-02287 without significant effect in performance for more than a week following discontinuation when compared to the animals in which treatment was continued. Another presentation for GT-02287 described its association with improved mitochondrial function and neuroprotection in GBA1-Parkinson’s disease models. A second presentation described the reduction in Tau accumulation associated with GT-02287 in both GBA-1 mutation and wild type cell lines.

In animal models of both GBA1 and idiopathic Parkinson’s disease, GT-02287 was administered after a clinical phenotype was established and then withdrawn from half the animals for more than one week prior to conclusion of the study. Neuromuscular function, motor coordination, and activities of daily living/cognition were measured in wire hang, beam walk, and nest building tests, respectively, throughout the study. GT-02287 was shown to rescue deficits in neuromuscular function and motor coordination in both models as well as to prevent the development of deficits in cognition and activities of daily living. Notably, withdrawal of GT-02287 for more than one week did not significantly affect performance in any of the tests.

In an in vitro model - in which cultured rat mesencephalic dopaminergic neurons were treated with conduritol beta epoxide (CBE) to cause partial knockdown of GCase activity comparable to that seen in PD patients carrying heterozygous GBA1 mutations (GBA1 is the gene encoding GCase)- treatment with GT-02287 reduced the level of mitochondrial reactive oxygen species (ROS) as well as ameliorating lysosomal pathology, reducing α-synuclein aggregation, and providing a neuroprotective effect. In an in vivo model in which mice were subjected to toxic insult by CBE and injection of α-synuclein preformed fibrils (PFFs) into the striatum – delayed administration of GT-02287 reduced levels of mitochondrial protein Miro1, an important maker for mitophagy; aggregated α-synuclein and plasma neurofilament light chain (NfL), a marker of neurodegeneration; as well as completely restoring motor function to control levels.

Lysosomal Tau accumulation was quantified in human fibroblasts, carrying either the L444P mutant or wild-type (WT) GBA engineered to express labelled Tau protein, at basal conditions as well in the presence of Alzheimer’s brain-derived Tau seeds. Basal and seed-induced Tau accumulation was higher in Tau-GBA L444P cells, which express defective GCase, compared to Tau WT GBA cells. Treatment with GT-02287 reduced Tau accumulation in both cells carrying the L444P GBA mutation and those carrying wild-type GBA.

Item 9.01.	Financial Statements and Exhibits.

(d) The following Exhibit 99.1 is furnished with this report:

Exhibit No.	Description
99.1	Gain Therapeutics, Inc. Press Release dated October 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Date: October 8, 2024	By:	/s/ Gene Mack
	Name:	Gene Mack
	Title:	Chief Financial Officer